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                                                                     Exhibit 5.1


                         [Letterhead of Winston & Strawn]


                                 July 29, 1998
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COLLEGIS, INC.
2300 Maitland Center Parkway
Suite 340
Maitland, Florida  32751

     Re: 4,255,000 Shares of Common Stock, $0.01 par value, of
COLLEGIS, Inc.

Dear Sir or Madam:

     We refer to the Registration Statement on Form S-1 (as amended the "Registration Statement"), filed on July 28, 1998 by COLLEGIS, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act"), relating to the registration and sale of up to 4,255,000 shares of Common Stock, $0.01 par value (the "Shares"), of the Company by the Company and certain selling stockholders.

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have examined and are familiar with an original or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement; (ii) the Certificate of Incorporation of the Company, as amended and as currently in effect; (iii) the By-laws of the Company, as currently in effect; and (iv) resolutions of the Board of Directors of the Company relating to, among other things, the filing of the Registration Statement. We have also examined such other documents and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied

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COLLEGIS, Inc.
 July 29 , 1998
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Page 2


upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based on the foregoing, we are of the opinion that the Shares when sold, will be legally issued, fully paid and non-assessable when the Shares shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

                              Very truly yours,

                              /s/ Winston & Strawn